Exhibit 1.1

€225,000,000

6¾% Euro Senior Subordinated Notes Due 2018

Iron Mountain Incorporated

UNDERWRITING AGREEMENT

January 11, 2007

BEAR, STEARNS INTERNATIONAL LIMITED

as Representative of the

several Underwriters named

in Schedule I attached hereto (the “Representative”)

c/o Bear, Stearns International Limited
One Canada Square

London, E14 5AD

Ladies/Gentlemen:

Iron Mountain Incorporated, a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Bear, Stearns International Limited is acting as representative (the “Representative”), an aggregate of €225,000,000 principal amount of the Company’s 6¾% Euro Senior Subordinated Notes due 2018 (the “Notes”).  The Notes will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the subsidiaries of the Company listed in Schedule II hereto that have signed this Agreement (each, a “Guarantor” and, collectively, the “Guarantors”), and will be issued pursuant to an Indenture dated as of December 30, 2002 (the “Base Indenture”), as supplemented by a Fifth Supplemental Indenture thereto, to be dated as of the Closing Date (as defined below) (the “Fifth Supplemental Indenture”), among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (in such capacity, the “Trustee”).  The Base Indenture, as supplemented by the Fifth Supplemental Indenture, is hereafter called the “Indenture.”

The Company and the Underwriters, in accordance with the requirements of Conduct Rule 2710(h) and Conduct Rule 2720 (“Rule 2720”) of the National Association of Securities Dealers, Inc. (the “NASD”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Bear, Stearns & Co. Inc., an affiliate of Bear, Stearns International Limited (the “Independent Underwriter”), as a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720 in connection with the offering and sale of the Notes.

The Underwriters that are not registered as broker dealers in the United States have severally indicated that, within the United States, the Notes and the Guarantees may be sold on their behalf by Bear, Stearns & Co. Inc., an affiliate of Bear, Stearns International Limited, or, if applicable, one of the respective affiliates of such Underwriter that is a registered broker dealer in the United States.

1.             Representations and Warranties of the Company and the Guarantors.  The Company and each of the Guarantors jointly and severally represents and warrants to, and agrees with, each of the Underwriters and the Independent Underwriter that:

(a)           The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-126932) filed on July 27, 2005 (the “Shelf Registration Statement”), and a registration statement on Form S-3 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) (No. 333-139916) filed on January 10, 2007 (the “462(b) Registration Statement”), in each case for the registration of the Company’s debt and other securities, as described therein, including the Notes, under the Securities Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission (the “Rules and Regulations”) under the Securities Act.  Each such registration statement, as so amended, has become effective and copies have heretofore been delivered to the Underwriters and the Independent Underwriter.  Such registration statement, as so amended, including all information, if any, deemed to be a part thereof pursuant to Rule 430A, 430B or 430C of the Rules and Regulations, is referred to herein as a “Registration Statement” and, collectively, the “Registration Statements.”  No stop order suspending the effectiveness of either Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering and sale of the Notes (the “Offering”) has been initiated or, to the Company’s knowledge, threatened by the Commission.  The Company will file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  The base prospectus contained in the Shelf Registration Statement, at the time such registration statement was declared effective, as supplemented by the final prospectus supplement relating to the Offering, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters and the Independent Underwriter by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters and the Independent Underwriter for such use.  Any preliminary prospectus supplement (and the related base prospectus) relating to the Offering filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter referred to as the “Preliminary Prospectus.”  Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Notes is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined below) and as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Annex IV hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package.”  Any reference herein to either Registration Statement, the Prospectus or the Pricing Disclosure Package shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of either Registration Statement, the date of the Prospectus or the Applicable Time, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to either Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of either Registration Statement or the date of the Prospectus, as the case may be, that is incorporated therein by reference and (ii) any such document so filed.  The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Notes contemplated hereby.  All references in this Agreement to the Prospectus, either Registration Statement or any Preliminary Prospectus or Issuer Free Writing Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)           At the applicable time of the effectiveness of each Registration Statement or any post-effective amendment thereto, as of the date of the Prospectus or any amendment thereto, when any document filed under the Exchange Act is filed and at the Closing Date (as hereinafter defined), the Registration Statements and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations thereunder and the Exchange Act and the Rules and Regulations thereunder and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statements, not misleading and (ii) in the case of the Prospectus or the Preliminary Prospectus, if any, in light of the circumstances under which they were made, not misleading.  When a related Preliminary Prospectus, if any, was first filed with the Commission (whether filed as part of either Registration Statement or any amendment thereto or pursuant to Rule 424(a) or Rule 429 of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus, if any, and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the respective Rules and Regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from either Registration Statement or the Prospectus or related Preliminary Prospectus, if any, or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter or the Independent Underwriter through you specifically for use therein or in the Pricing Disclosure Package or any Issuer Free Writing Prospectus (“Underwriters’ Information”).  The parties acknowledge and agree that the Underwriters’ Information consists solely of the material included in the fourth and sixth paragraphs under the caption “Underwriting” in the prospectus supplement portion of the Preliminary Prospectus and the Prospectus.

(c)           For purposes of this Agreement, the “Applicable Time” is 3:30 p.m. (New York City time) on the date of this Agreement.  The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statements, the Preliminary Prospectus or the Prospectus, and each Issuer Free Writing Prospectus not listed in Annex IV hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  No representation or warranty is made in this Section 1(c) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriters’ Information.

(d)           Subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectus, except as set forth in or incorporated by reference into the Registration Statements, the Pricing Disclosure Package and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in or incorporated by reference into the Registration Statements and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in or incorporated by reference into the Registration Statements, the Pricing Disclosure Package and the Prospectus.

(e)           The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(f)            The documents incorporated or deemed to be incorporated by reference in the Registration Statements, the Pricing Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder, and, when read together with the other information in the Pricing Disclosure Package and the Prospectus, at the time the Registration Statements and any amendments thereto become effective, at the Applicable Time and at the Closing Date (as hereinafter defined), will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The Company and each of its subsidiaries has been duly incorporated or formed, is validly existing as a corporation, company, limited liability company or trust in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate, limited liability company or trust power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, limited liability company or statutory business trust authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h)           All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; all of such capital stock or other ownership interests (in the case of the Company’s wholly-owned subsidiaries) or all of such capital stock or other ownership interests that the Company owns (in the case of less than wholly-owned subsidiaries as disclosed in the Pricing Disclosure Package, the Prospectus or Schedule III hereto) are owned directly or indirectly by the Company, in each case, free and clear of any security interest, claim, lien, encumbrance or adverse claim of any nature, except as disclosed in the Pricing Disclosure Package and the Prospectus or such as are not material to the business prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and Schedule III hereto sets forth the Company’s ownership interest in any subsidiary (as defined in Regulation S–X Rule 1-02(x) of the Rules and Regulations) that is less than wholly owned.

(i)            This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors and is a valid and binding agreement of each of the Company and the Guarantors enforceable in accordance with its terms except as (i) rights to indemnity and contribution hereunder may be limited by applicable law, (ii) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(j)            The Notes have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement, each Guarantee has been duly and validly authorized by the Guarantor to which it relates and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters and the Independent Underwriter against payment therefor as provided by this Agreement, the Notes and the Guarantees will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company and the Guarantors, respectively, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(k)           The Indenture has been duly and validly authorized by the Company and each of the Guarantors and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, when executed and delivered by the Company and each of the Guarantors, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture will be qualified under the Trust Indenture Act and will be a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.  The Indenture conforms and any amendment or supplement thereto will conform with the requirements of the Trust Indenture Act.

(l)            The Notes and Guarantees conform as to legal matters to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(m)          Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or comparable organizational documents or in default (and no condition exists which, with notice or lapse of time or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect.

(n)           The execution, delivery and performance of this Agreement, the Indenture, the Notes and the Guarantees and compliance by the Company and the Guarantors with all the provisions hereof and thereof, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states or jurisdictions outside the United States or the Trust Indenture Act), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

(o)           Except as otherwise set forth in the Pricing Disclosure Package and the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their respective property is the subject, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(p)           Neither the Company nor any of its subsidiaries is currently in violation of any foreign, federal, state or local law or regulation relating to the protection of human health or safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, which singly, or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

(q)           The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“Permits”) including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its respective business, except to the extent that the failure to have such Permits would not singly, or in the aggregate, have a Material Adverse Effect; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which has or after notice or lapse of time would singly, or in the aggregate, have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package and the Prospectus, such Permits contain no restrictions that materially interfere with the business or operations of the Company or any of its subsidiaries as currently conducted.

(r)            In the ordinary course of its business, when the Company or any of its subsidiaries acquires a fee interest in a parcel of real property located in the United States, the Company conducts a review of the property (generally consisting of a Phase I environmental assessment or similar study prepared on behalf of the seller or a predecessor owner of such property) to determine whether any conditions exist on the property that would constitute a violation of Environmental Laws or would require a material amount of capital or operating expenditures for clean-up, closure or compliance with Environmental Laws.  In the ordinary course of its business, when the Company or any of its subsidiaries enters into a long-term real property lease for property located in the United States, the Company conducts an internal review, which may or may not result in a Phase I environmental assessment or similar study (although the Company would typically obtain a Phase I or similar study where the Company would have the right to acquire a fee interest in such real property), as it relates to such real property to determine whether any conditions exist on the property that would constitute a violation of Environmental Laws or would require a material amount of capital or operating expenditures for clean-up, closure or compliance with Environmental Laws.  In the ordinary course of its business, the Company utilizes local counsel to obtain advice regarding owned or leased real property and local environmental matters outside the United States.  On the basis of such reviews and advice, the Company has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(s)           Except as otherwise set forth in the Pricing Disclosure Package and the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Pricing Disclosure Package and the Prospectus as being owned by it (other than shares of capital stock or other equity interests in its subsidiaries, which matters are governed by Section 1(h) above).  All leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default by the Company, any of its subsidiaries or any other party has occurred or is continuing thereunder, which might result singly, or in the aggregate, in a Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not have a Material Adverse Effect.

(t)            The Company and each of its subsidiaries maintains, with insurers of recognized standing, reasonably adequate insurance against property and casualty loss, general liability, business interruption and such other losses and risks, in each case, in such amounts as are prudent and customary in the business in which they are engaged.

(u)           Deloitte & Touche LLP, who are the independent registered public accounting firm of the Company, and RSM Robson Rhodes LLP, who have certified certain financial statements of Iron Mountain Europe Limited, each are independent public accountants as required by the Securities Act and the Exchange Act.

(v)           The financial statements, together with related schedules and notes forming part of the Pricing Disclosure Package and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Pricing Disclosure Package and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Pricing Disclosure Package and the Prospectus is, to the Company’s knowledge, in all material respects, accurately presented and prepared on a basis reasonably consistent with the books and records of the Company.

(w)          There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 (related to loans) and Sections 302 and 906 (related to certifications).

(x)            The transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will not violate or result in a violation of Section 7 of the Exchange Act, or any Rules and Regulations promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(y)           Neither the Company nor any of its affiliates does business with the Government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes (Chapter 92 128, Laws of Florida).

(z)            As of the Applicable Time, the Company has an authorized, issued and outstanding capitalization as set forth in the Preliminary Prospectus and the Prospectus and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights.

(aa)         The Company has disclosed in the Pricing Disclosure Package and the Prospectus any business relationships or related party transactions of the type that is required to be disclosed by Item 404 of Regulation S-K of the Rules and Regulations.

(bb)         There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any foreign, state or local labor relations board, and no significant grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(cc)         The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting was, as of December 31, 2005, effective, and based on work completed to date in the ordinary course of business, the Company is not aware of any material weaknesses in its internal control over financial reporting.  Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)         The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)         All tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except when the failure to file or to pay, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(ff)           The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Pricing Disclosure Package and the Prospectus.

(gg)         No Restricted Subsidiary (as defined in the Indenture) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary’s capital stock, from repaying to the Company any loan or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary’s property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Pricing Disclosure Package and the Prospectus and other than as permitted by the Indenture.

(hh)         Immediately after each of the Guarantors has entered into the Guarantee to which it is a party, (i) the fair value of the assets of such Guarantor will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Guarantor, (ii) the present fair saleable value of the property of such Guarantor will be greater than the amount that will be required to pay the probable liabilities of such Guarantor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured, (iii) such Guarantor will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) such Guarantor will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.

(ii)           Neither the Company nor any of its subsidiaries intends, or intends to permit any of its respective subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any of its subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company’s indebtedness or the indebtedness of each subsidiary.

(jj)           Except as have been irrevocably waived in writing, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statements or otherwise in connection with the sale of the Notes contemplated hereby.

(kk)         None of the Company and the Guarantors is, or upon consummation of the transactions contemplated under this Agreement and the Indenture will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the

“Investment Company Act”) or be subject to registration under the Investment Company Act.

(ll)           There are no contracts or other documents that are required to be described in the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statements by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(mm)       The statistical and market-related data included in the Pricing Disclosure Package and the Prospectus is based on or derived from sources which the Company believes to be reliable and accurate.

(nn)         Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting with specific instruction from the Company (other than the Underwriters, to whom the Company and the Guarantors make no representation) or any of its subsidiaries has caused the Company or any of its subsidiaries to be in violation of any national, foreign or local statute, or administrative regulation, relating to money-laundering, unlawful financial activities, control and prevention of terrorism or unlawful use or appropriation of corporate funds which violation, singly or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

(oo)         Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting with specific instruction from the Company (other than the Underwriters, to whom the Company and the Guarantors make no representation) or any of its subsidiaries has caused the Company or any of its subsidiaries to be in violation of any European Community directive, supranational, national, foreign or local statute, or administrative regulation relating to money-laundering, unlawful financial activities, control and prevention of terrorism or unlawful use or appropriation of corporate funds.

(pp)         The issuance of the Notes by the Company and the use of the proceeds therefrom by the Company will not result in a breach of any provisions relating to financial assistance, principles of corporate benefit or other similar or analogous regulation of any applicable jurisdiction which could invalidate the enforceability of the Notes.

2.             Purchase, Sale and Delivery of the Notes.

(a)           On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, the aggregate principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I hereto, at the purchase price set forth opposite the name of such Underwriter on Schedule I hereto.

(b)           Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by you and the Company, at 10:00 a.m., New York City time, on January 19, 2007 (such time and date of payment and delivery being herein called the “Closing Date”).

(c)           Payment for the Notes shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company or as directed by the Company upon delivery of certificates for the Notes, which will be deposited with The Bank of New York, London Branch, or its nominee, as common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V. as operator of the Euroclear system (“Euroclear”), and/or Clearstream Banking, société anonyme (“Clearstream,” and together with Euroclear, the “Clearing Systems”).  The Notes to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date.  The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(d)           The Company acknowledges and agrees that (i) the terms of this Agreement and the Offering (including the price of, and the interest rate on, the Notes) were negotiated at arm’s length between sophisticated parties represented by counsel, (ii) no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising any such party on other matters, (iii) the Underwriters’ obligations to the Company in respect of the Offering are set forth in this Agreement in their entirety and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.  Nothing in this Agreement shall limit any duty any Underwriter may have in any other capacity.

(e)           The Company acknowledges and agrees that (i) in connection with the issuance of the Notes, Bear, Stearns International Limited (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager) may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail, (ii) there is no assurance that the Stabilizing Manager (or persons acting on behalf of a Stabilizing Manager) will undertake stabilization action and (iii) any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes.

3.             Offering.  Upon the Company’s authorization of the release of the Notes, the Underwriters propose to offer the Notes for sale to the public upon the terms and conditions set forth in the Prospectus.

4.             Covenants of the Company and the Underwriters.

(a)           The Company covenants and agrees with each of the Underwriters and with the Independent Underwriter that:

(i)            If, at any time when a prospectus relating to the Notes (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Act, any event shall have occurred as a result of which either Registration Statement, the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Underwriters and the Independent Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or either Registration Statement to comply with the Securities Act or the Rules and Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in either Registration Statement, the Pricing Disclosure Package or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statements declared effective as soon as possible.

(ii)           The Company will not, without the prior consent of the Representative, (A) make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by the Representative, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Notes other than as set forth in Annex IV hereto.  If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statements, the Preliminary Prospectus or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and

Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representative promptly and, if requested by the Representative, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Representative) that will correct such statement, omission or conflict or effect such compliance.

(iii)          The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(iv)          The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statements, all amendments of and supplements to such documents, if any, all documents incorporated by reference in the Registration Statements and Issuer Free Writing Prospectuses, if any, and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request.  Prior to 10:00 a.m., New York time, or if it is not possible to do so prior to such time, as soon thereafter as practicable, on the business day next succeeding the date of this Agreement and from time to time thereafter the Company will furnish the Underwriter with an electronic copy of the Prospectus.  The Company will timely file the Prospectus with the Commission as required by Rule 424(b) of the Rules and Regulations.

(v)           The Company will endeavor in good faith, in cooperation with the Underwriters, at or prior to the date of the Prospectus, to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process where it is not already so subject.

(vi)          The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters and the Independent Underwriter as soon as practicable, but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the date of the Prospectus occurs, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with the provisions of Rule 158 of the Regulation covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statements.

(vii)         During the period from the date hereof until 45 calendar days after the Closing Date, the Company shall not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any Guarantor or warrants to purchase debt securities of the Company or any Guarantor substantially similar to the

Notes (other than (A) the Notes, (B) the Guarantees and (C) commercial paper issued in the ordinary course of business), without the Representative’s prior written consent.

(viii)        Whether or not required by the Rules and Regulations, so long as any Notes are outstanding and so long as the Indenture so requires, the Company (A) will furnish to you at your reasonable request copies of all reports or other communications (financial or other) furnished to security holders and (B) will deliver to you (1) as soon as they are available, copies of any and all reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (2) on or before January 11, 2009, such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission), provided, in the case of each of clauses (A) and (B) above, a copy of such information is not already filed with the Commission pursuant to EDGAR.

(ix)           The Company will apply the proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Pricing Disclosure Package.

(x)            The Company will use its best efforts to do or perform, or cause to be done or performed, all things required or necessary to be done and performed under this Agreement by the Company and the Guarantors prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

(xi)           The Company will use its best efforts in cooperation with the Underwriters to permit the Notes to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

(xii)          The Company will take all reasonable action necessary to enable Standard & Poor’s Corporation and Moody’s Investors Service, Inc. to provide their respective credit ratings on the Company’s outstanding senior subordinated debt, including for this purpose, the issuance of the Notes.

(xiii)         The Company has not and will not (and has not permitted its affiliates to, and will cause its controlled affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes and neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act.

(xiv)        The Company will use commercially reasonable efforts to effect the listing of the Notes on the Official List of the Luxembourg Stock Exchange, and for the Notes to be eligible for trading on the Euro MTF market of that exchange, as promptly as practicable and will use commercially reasonable efforts to maintain such listing for so long as such Notes are outstanding.  Without limiting the generality of the foregoing, such efforts shall not include the requirement that the Company or the Guarantors deliver separate financial statements for the Guarantors unless it is required to do so by the Commission.  If as a result of the implementation of the proposed directive 2003/0045 (COD) of the European Council on the harmonisation of transparency requirements with regard to information about issuers whose securities are admitted to trading on a regulated market or any other directive or similar rule or regulation, it becomes, in the sole opinion of the Company, unduly onerous or burdensome for the Company to maintain the listing of the Notes, the Company may cancel such listing of the Notes.

(xv)         The Company will pay any documentary, stamp, issuance, transfer or similar tax or duty, including any interest and penalties, on the creation, issuance, initial sale to the Underwriters hereunder and the initial resale by the Underwriters of the Notes and on the execution and delivery of this Agreement.

(xvi)        The Company undertakes that it will use commercially reasonable efforts to maintain a paying agent in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to the European Union Directive on the taxation of savings income (Council Directive 2003/48/EC).

(xvii)       If, at any time when a prospectus relating to the Notes (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Act, a stop order suspending the effectiveness of either Registration Statement has been issued or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or a proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offering has been initiated or, to the Company’s knowledge, threatened by the Commission, the Company will notify you promptly and use its best efforts to prevent the issuance of any such order suspending the effectiveness of either Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(xviii)      The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

(b)           Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from any issuer information with respect to which the Company has given its prior written consent (“Permitted Issuer Information”).  Each Underwriter also, severally and not jointly, represents and agrees that such Underwriter has not used or referred to any “free writing prospectus” in connection with the offering of the Notes that includes any information other than Permitted Issuer Information if such “free writing prospectus” conflicts with information contained in (i) the Registration Statements, including the Pricing Disclosure Package and the Prospectus, and not superseded or modified or (ii) any document filed or furnished under the Exchange Act that is incorporated by reference into the Registration Statements and not superseded or modified.

5.             Payment of Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statements, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers; (ii) the cost of producing the Blue Sky Memoranda, all expenses in connection with the qualification of the Notes for offering and sale in such jurisdictions in Europe or under state securities or Blue Sky laws as provided in Section 4(e) hereof, including the fees and disbursements of counsel for the Underwriters and the Independent Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iii) all fees and expenses in connection with the inclusion of the Notes in the book-entry system of Euroclear and Clearstream and, if applicable, The Depository Trust Company; (iv) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Notes; (v) fees paid to rating agencies in connection with the Notes; (vi) any fees payable in qualifying the Notes for trading on the Euro MTF market of Luxembourg Stock Exchange and any expenses incidental thereto (including the fees and disbursements of counsel for the Underwriter in connection therewith and the fees and expenses of the Luxembourg listing agent) and (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters and the Independent Underwriter in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes.  The Company also will pay or cause to be paid:  (i) the cost of preparing certificates for the Notes; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.

All amounts payable by the Company under this Agreement shall be exclusive of value added tax or any similar taxes (“V.A.T.”).  All amounts charged by the Underwriters or for which the Underwriters are to be reimbursed will include V.A.T. where appropriate.

6.             Conditions of Underwriters’ Obligations.  The obligations of the Underwriters and the Independent Underwriter to purchase and pay for the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

(a)           The Registration Statements shall have become, and shall remain, effective on the date of this Agreement and through the Closing Date; the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a)(iv) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of, or preventing the use of, either Registration Statement or any post-effective amendment thereto, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offering shall have been initiated or, to the Company’s knowledge, threatened by the Commission.

(b)           All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(c)           At or after the Applicable Time, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded any of the Company’s securities by any “nationally recognized securities rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement that any such organization has under surveillance or review its rating of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

(d)           (i) Since the date of the latest balance sheet included in the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the business prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as otherwise described in the 462(b) Registration Statement, the Pricing Disclosure Package or the Prospectus, (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed, (iii) since the date of the latest balance sheet included in the Pricing Disclosure Package and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Pricing Disclosure Package and the Prospectus, except as otherwise described in the 462(b) Registration Statement or the Pricing Disclosure Package and the Prospectus, (iv) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those in the 462(b) Registration Statement or the Pricing Disclosure Package and the Prospectus, and (v) on the Closing Date you shall have received a certificate dated the Closing Date, signed by C. Richard Reese, in his capacity as Chairman of the Board and Chief Executive Officer, and by John F. Kenny, Jr., in his capacity as Executive Vice President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 6.

(e)           At the Closing Date you shall have received the written opinion of Sullivan & Worcester LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex I and in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel.

(f)            At the Closing Date you shall have received the written opinion of Garry Watzke, Esq., General Counsel for the Company, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex II and in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel.

(g)           At the Closing Date you shall have received the written opinion of Gesmer Updegrove LLP, special Connecticut counsel to Wachovia Bank, National Association, the Owner Trustee of Iron Mountain Statutory Trust – 1998 and Iron Mountain Statutory Trust – 1999 (together, the “Connecticut Guarantors”; each of the Guarantors that is not a Connecticut Guarantor is referred to herein as a “Delaware Guarantor” and, collectively, the “Delaware Guarantors”), dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex III and in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel.

(h)           The Underwriters shall have received on the Closing Date the written opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, as to such matters as the Underwriters shall reasonably request.

(i)            The Underwriters shall have received a letter or letters on and as of the date of this Agreement (each, an “initial letter”), in form and substance satisfactory to you, from each of Deloitte & Touche LLP (with respect to Iron Mountain Incorporated) and RSM Robson Rhodes (with respect to Iron Mountain Europe Limited), each independent public accountants, with respect to the financial statements and certain financial information contained or referred to in the Registration Statements and Prospectus and letters on and as of the Closing Date, in form and substance satisfactory to you, from each of Deloitte & Touche LLP and RSM Robson Rhodes confirming the information contained in the initial letter or letters provided by such accountants.

(j)            Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the 462(b) Registration Statement (exclusive of any amendment thereof after the date hereof) and the Pricing Disclosure Package (exclusive of any supplement thereto after the date hereof) and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(k)           The Company shall have complied with the provisions of Section 4(d) hereof with respect to the furnishing of Prospectuses on the next business day succeeding the date of this Agreement.

(l)            On or prior to the Closing Date, Euroclear and Clearstream and, if applicable, The Depository Trust Company, shall have accepted the Notes for clearance.

(m)          The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters’ Counsel, all obligations of the Underwriters and the Independent Underwriter hereunder may be cancelled by you at, or at any time prior to, the Closing Date.  Notice of such cancellation shall be given to the Company in writing, or by telephone.  Any such telephone notice shall be confirmed promptly thereafter in writing.

7.             Indemnification.

(a)           Each of the Company and the Guarantors shall indemnify and hold harmless each Underwriter, the Independent Underwriter and each person, if any, who controls any Underwriter or Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either Registration Statement, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus or the Pricing Disclosure Package, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (ii) the omission or alleged omission to state in the Registration Statements, as originally filed or any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, a material fact required to be stated therein or necessary to make the statements therein (and, in all cases except with respect to the Registration Statements, in the light of the circumstances under which they were made) not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter or Independent Underwriter through you expressly for use therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Independent Underwriter, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statements, and each other person, if any, who controls the Company or the Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (and, in all cases except with respect to the Registration Statements, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use therein.  This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c)           The Independent Underwriter shall indemnify and hold harmless the Company and each Underwriter, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statements, and each other person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (and, in all cases except with respect to the Registration Statements, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Independent Underwriter specifically for use therein.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7).  In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

8.             Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Independent Underwriter and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting, in the case of losses, liabilities, claims, damages and expenses suffered by the Company any contribution received by the Company from persons, other than the Independent Underwriter or the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statements and directors of the Company) as incurred to which the Company, the Independent Underwriter and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Independent Underwriter and the Underwriters from the offering of the Notes or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Independent Underwriter and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Independent Underwriter and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the Prospectus.  The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or either the Independent Underwriter or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 8, neither the Independent Underwriter nor any Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter or the Independent Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls an Underwriter or the Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter or the Independent Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statements and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.  The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes purchased by each of the Underwriters hereunder and not joint.

9.             Default by an Underwriter.

(a)           If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”) and such Defaulted Notes do not exceed in the aggregate 10% of the aggregate principal amount of the Notes, then each non-defaulting Underwriter shall purchase an aggregate amount of the Defaulted Notes equal to the proportion that the aggregate principal amount of Notes to be purchased by such Underwriter as set forth opposite such Underwriter’s name on Schedule I hereto bears to the aggregate principal amount of Notes to be purchased by all non-defaulting Underwriters.

(b)           Notwithstanding the foregoing, if the Defaulted Notes equal or exceed in the aggregate 10% of the aggregate principal amount of the Notes, then the non-defaulting Underwriters shall have the right, within 48 hours after the Closing Date, to make arrangements for one or more of such non-defaulting Underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon among such non-defaulting Underwriters and upon the terms herein set forth; provided that if the non-defaulting Underwriters shall not have completed such arrangements within such 48-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company and the Guarantors.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, any of the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

10.           Survival of Representations and Agreements.  All representations and warranties, covenants and agreements of the Underwriters, the Independent Underwriter and the Company contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, the Independent Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Underwriters.  The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

11.           Effective Date of Agreement; Termination.

(a)           This Agreement shall become effective upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Shelf Registration Statement or (ii) the execution of this Agreement.  Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

(b)           You shall have the right to terminate this Agreement at any time prior to the Closing Date (A) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (B) if trading on the New York Stock Exchange (the “NYSE”), the NASDAQ Global Market (the “NASDAQ”) or the London Stock Exchange (the “LSE”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, NASDAQ or the LSE or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any United States state or federal authority or any member state of the European Union or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) if any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (E) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or any member state of the European Union or there is a declaration of a national emergency or war by the United States or any member state of the European Union or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions or currency exchange rates or exchange controls if the effect of any such event in (i) or (ii), in your sole judgment, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes on the terms and in the manner contemplated by the Prospectus.

(c)           Any notice of termination pursuant to this Section 11 shall be in writing.

(d)           If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters and the Independent Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters and the Independent Underwriter for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

12.           Notices.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)           if sent to any Underwriter or the Independent Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York  10179, Attention:  H. C. Charles Diao, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York  10022, Attention:  Robert A. Zuccaro, Esq.;

(b)           if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company at the address set forth in the Shelf Registration Statement, Attention:  Garry B. Watzke, Esq., with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts,  02111, Attention:  William J. Curry, Esq.;

provided, however, that any notice to an Underwriter or the Independent Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter or the Independent Underwriter at its address set forth in its acceptance facsimile to you, if any, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13.           Consent to Jurisdiction; Waiver of Immunities.  Each of the Company and the Guarantors:

(a)           irrevocably submits to the jurisdiction of any New York State or federal court sitting in New York City and any appellate court from any court thereof in any action or proceeding arising out of or relating to this Agreement or any other document delivered hereunder;

(b)           irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such federal court; and

(c)           irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consents, to the fullest extent permitted by law, to service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company or any of the Guarantors at its address as provided in Section 12(b) of this Agreement, such service to become effective five days after such mailing;

(d)           Except as set forth in subsections (a), (b) and (c) above, nothing in this Section 13 shall affect the right of any person to serve legal process in any other manner permitted by law or affect the right of any person to bring any action or proceeding against the Company or any Guarantor or their properties in the courts of other jurisdictions.

14.           Parties.   This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Independent Underwriter and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from any of the Underwriters.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

16.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

17.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18.           Time is of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the NYSE is open for business.

19.           Independent Underwriter.      (a)   The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Notes.

(b)           The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Notes as described in the Prospectus:

(i)            The Independent Underwriter constitutes a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720;

(ii)           The Independent Underwriter has participated in the preparation of the Registration Statements and the Prospectus and has exercised the usual standards of “due diligence” in respect thereto;

(iii)          The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

(iv)          Based upon (A) a review of the Company, including an examination of the Registration Statements, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company with debt securities of maturity and seniority similar to the Notes, and (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Notes is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that the yield to worst on the Notes be not less than 6.875% (corresponding to an initial public offering price of the Notes of 98.990% of par, assuming a settlement on January 19, 2007), which minimum yield should in no way be considered or relied upon as an indication of the value of the Notes; and

(v)           Subject to the provisions of Section 6 hereof, the Independent Underwriter will furnish to the Underwriters on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

(c)           The Independent Underwriter hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Notes as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Notes as described in the Prospectus (including those described in subsection (b) above).

(d)           The Company, the Underwriters and the Independent Underwriter agree to comply in all material respects with all of the requirements of Rule 2720 applicable to them in connection with the offering and sale of the Notes.  The Company agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2720 and the Independent Underwriter to perform the services contemplated by this Agreement.

(e)           The Company and the Independent Underwriter agree that the Independent Underwriter will provide its services in its capacity as Independent Underwriter hereunder without compensation other than such compensation that the Independent Underwriter may receive as an Underwriter hereunder.

(f)            The Independent Underwriter hereby consents to the references to it as set forth under the caption “Underwriting” in the Prospectus and in any amendment or supplement thereto made in accordance with Section 4 hereof.

20.           Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than euros, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase euros with such other currency in the London foreign exchange markets on the first business day following receipt of payment of the judgment in lawful currency of any jurisdiction.  The obligations of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in any currency other than euros, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase euros with such other currency; if the euros so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

[signature page follows]

If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

IRON MOUNTAIN INCORPORATED

By:	/s/ GARRY B. WATZKE
	Name:	Garry B. Watzke
	Title:	Senior Vice President and
General Counsel

COMAC, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
IRON MOUNTAIN GLOBAL, INC.
IRON MOUNTAIN GOVERNMENT SERVICES INCORPORATED
IRON MOUNTAIN INFORMATION MANAGEMENT, INC.
MOUNTAIN REAL ESTATE ASSETS, INC.
MOUNTAIN RESERVE III, INC.
TREELINE SERVICES CORPORATION
NETTLEBED ACQUISITION CORP.

By:	/s/ GARRY B. WATZKE
	Name:	Garry B. Watzke
	Title:	Senior Vice President and
General Counsel

IRON MOUNTAIN GLOBAL LLC

By:	Iron Mountain Global, Inc., its sole member

By:	/s/ GARRY B. WATZKE
	Name:	Garry B. Watzke
	Title:	Senior Vice President and
General Counsel

IRON MOUNTAIN STATUTORY TRUST - 1998

By:	U.S. BANK NATIONAL ASSOCIATION,not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of October 1, 1998, as amended

	By:	/s/ JOHN CORREIA
		Name:	John Correia
		Title:	Vice President

IRON MOUNTAIN STATUTORY TRUST - 1999

By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Owner Trust Agreement dated as of July 1, 1999, as amended

	By:	/s/ JOHN CORREIA
		Name:	John Correia
		Title:	Vice President

Accepted as of the date first above written

BEAR, STEARNS INTERNATIONAL LIMITED

By:	/s/ MICHEL PERETIE
Name: Michel Peretie
Title: Senior Managing Director

On behalf of itself and the other
Underwriters named in Schedule I hereto.

BEAR, STEARNS & CO. INC.
as Qualified Independent Underwriter

By:	/s/ H.C. CHARLES DIAO
Name: H.C. Charles Diao
Title: Senior Managing Director

SCHEDULE I

Name of Underwriter	Aggregate Principal Amount of Notes To be Purchased	Aggregate Purchase Price of Notes To be Purchased
Bear, Stearns International Limited	€112,500,000	€109,693,293.75
Barclays Bank PLC	22,500,000	21,938,658.75
HSBC Bank plc	22,500,000	21,938,658.75
J.P. Morgan Securities Ltd.	22,500,000	21,938,658.75
The Royal Bank of Scotland plc	22,500,000	21,938,658.75
BNP Paribas Securities Corp.	5,625,000	5,484,664.69
Calyon Securities (USA) Inc.	5,625,000	5,484,664.69
HBOS Treasury Services plc	5,625,000	5,484,664.69
Lloyds TSB Bank plc	5,625,000	5,484,664.69
Total	€225,000,000	€219,386,587.51

S-I - 1

SCHEDULE II

List of Guarantors

Name

COMAC, Inc.

Iron Mountain Global, Inc.

Iron Mountain Global LLC

Iron Mountain Government Services Incorporated

Iron Mountain Information Management, Inc.

Iron Mountain Intellectual Property Management, Inc.

Iron Mountain Statutory Trust-1998

Iron Mountain Statutory Trust-1999

Mountain Real Estate Assets, Inc.

Mountain Reserve III, Inc.

Nettlebed Acquisition Corp.

Treeline Services Corporation

S-II - 1

SCHEDULE III
January 11, 2007

		B	IM US	IM US
		Percent	Percent	“net” %
		ownership	ownership	ownership
Entity Name (“A”)	Owned by (“B”)	of “A”	of “B”	of “A”

USA

Upper Providence Venture I, L.P.	Iron Mountain Information Management, Inc. (1% GP, 54% LP)	55.00%	100.0%	55.00%

Latin/South America

IMSA Peru SRL	Iron Mountain South America Limited	99.969%	100.00%	99.969%
Iron Mountain Peru S.A.	Iron Mountain South America Ltd. (16.79%), IMSA Peru SRL (83.19%), and Iron Mountain Incorporated (.014%)	99.994%	99.969%	99.994%
Iron Mountain do Brasil S.A.	Iron Mountain South America, Ltd. (64.52%), Iron Mountain Information Management, Inc. (6.91%)	71.43%	100%	71.43%
SSG Servicios e Sistemas Gerenciais LTDA	Iron Mountain do Brasil S.A.	99.97%	71.43%	71.41%
Administradora de Informacion Limitada	Iron Mountain South America Ltd (55%), Iron Mountain Chile Servicios S.A. (42.5%)	97.5%	100%	97.5%
Custodia SOS Limitada	Administradora de Informacion Limitada (55%), Iron Mountain Chile Servicios S.A. (18.125%)	73.125%	100%	73.125%
Storbox S.A.	Administradora de Informacion Limitada (55%), Iron Mountain Chile Servicios S.A. (18.125%)	73.125%	100%	73.125%
Iron Mountain Chile S.A.	Administradora de Informacion Limitada (55%), Iron Mountain Chile Servicios S.A. (18.125%)	73.125%	100%	73.125%

Schedule III - 1

		B	IM US	IM US
		Percent	Percent	“net” %
		ownership	ownership	ownership
Entity Name (“A”)	Owned by (“B”)	of “A”	of “B”	of “A”

Europe
Iron Mountain EES Sp. z.o.o (Poland)	Iron Mountain EES (Holdings) Limited	100%	50%	50%

Iron Mountain CIS (Russia)	Iron Mountain EES (Holdings) Limited	100%	50%	50%

Iron Mountain Ukraine	Iron Mountain EES (Holdings) Limited	100%	50%	50%

Iron Mountain A/S (Denmark)	Iron Mountain EES (Holdings) Limited	100%	50%	50%

Iron Mountain Poland	EES Holdings Limited	100%	20%	20%

Docuguard Kft (Hungary)	Docuguard Holdings Limited	99%	100%	99%

Asia
Mody Access Info. Pvt. Ltd. (India)	Iron Mountain India Holdings	50.1%	100%	50.1%

IndexInfo Svces Pty Ltd. (India)	Iron Mountain India Holdings	50.1%	100%	50.1%

Iron Mountain Hizmetlieri (Turkey)	Iron Mountain Holdings (Europe) Limited	19.90%	100%	19.90%

Schedule III - 2

ANNEX I

Form of Opinion of Company’s Outside Counsel

1.     The Company is (i) a corporation that, under the laws of the State of Delaware, is duly incorporated, validly existing as a corporation and in good standing and (ii) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statements and the Prospectus, to execute, deliver and perform its obligations under the Underwriting Agreement and the Indenture and to consummate the transactions contemplated by the Underwriting Agreement and by the Prospectus.

2.     Each of the Delaware Guarantors (i) has been duly incorporated or formed, (ii) is validly existing as a corporation or limited liability company, (iii) is in good standing under the laws of its jurisdiction of incorporation and (iv) has the corporate or limited liability company power and authority required to carry on its business as it is described in the Registration Statements and the Prospectus.

3.     The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

4.     All of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Delaware Guarantors have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Guarantors are, to our knowledge, owned beneficially by the Company or its subsidiaries, free and clear of any perfected security interest or adverse claim, except to the extent described in the Prospectus or as would not be material to the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

5.     The Indenture and the Guarantees have been duly authorized by all necessary corporate or limited liability company, as the case may be, action of the Company and the Delaware Guarantors and have been duly executed and delivered by the Company and the Delaware Guarantors and are valid and binding agreements of the Company and the Guarantors enforceable against each of them in accordance with their terms.

6.     The Notes have been duly authorized by all necessary corporate action of the Company, and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriter against payment therefor as provided by the Underwriting Agreement, the Notes and the Guarantees will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company and the Guarantors, respectively, enforceable against each of them in accordance with their terms.

Annex I - 1

7.     The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Delaware Guarantors.

8.     The statements under the “Description of the Notes,” “Material United States Federal Income Tax Considerations” and “Underwriting” in the Preliminary Prospectus and the Prospectus, as amended or supplemented through the date hereof, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information so summarized with respect to such legal matters, documents and proceedings.

9.     The statements under the captions “Description of Our Capital Stock” and “Description of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” in the Preliminary Prospectus and the Prospectus and “Indemnification of Directors and Officers” in the Registration Statements have been reviewed by us, and, insofar as such statements constitute summaries of certain provisions of the articles of incorporation or bylaws of the Company, statutes, rules, regulations or statements of Law, they constitute fair summaries thereof.

10.   To our knowledge, no holder of any securities of the Company has the right to require registration of any security of the Company in connection with the filing of the Registration Statements or the issuance of the Notes.

11.   The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Notes, and the consummation of the transactions contemplated therein, have been duly authorized by all necessary corporate action on the part of the Company and will not (i) violate the provisions of the articles of incorporation or bylaws of the Company or (ii) violate any present statute, rule or regulation promulgated by the State of Delaware that is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Registration Statements, the Prospectus, the Indenture, the Notes and the Underwriting Agreement (collectively, the “Law”).

12.   The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Notes, the performance of the Guarantees, and the compliance by the Company and the Guarantors with all the provisions thereof and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (or pursuant to any consent decree known to us by which the Company or a Guarantor is bound), and do not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of the Delaware Guarantors or any agreement filed as an exhibit to the Registration Statements, the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including any amendments thereto (the “Annual Report”), or the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 including any amendments thereto (together, the “Quarterly Report”), or violate or conflict with any laws,

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administrative regulations or rulings or, to our knowledge, court decrees applicable to the Company, any of the Guarantors or their respective property.

13.   To our knowledge (A) no legal or governmental proceedings are pending or threatened to which the Company or any of the Guarantors is a party or to which any of their respective property is subject that are required to be described in the Prospectus and are not so described and (B) no contract or other document is required to be described in the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statements that is not so described or filed.

14.   Neither the Company nor any Guarantor is now, nor immediately after the offering of the Notes as described in the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is or will be subject to registration under the Investment Company Act.

15.   The Registration Statements have become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of either Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.  Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in accordance with said Rule 424.  The Indenture has been duly qualified under the Trust Indenture Act.

16.   The Registration Statements, the Preliminary Prospectus and the Prospectus and any supplements or amendments thereto (except for (i) the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein, and (ii) the part of each Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act, as to which we express no opinion), as of their respective effective date or issue date, complied as to form in all material respects with the requirements of the Securities Act.

17.   The Registration Statements, the Annual Report and the Quarterly Report (except for the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein, as to which we express no opinion) complied as to form when filed with the Commission in all material respects with the requirements of the Exchange Act.

Such opinion shall also recite that:

In the course of the Company’s preparation of the Registration Statements, the Pricing Disclosure Package and the Prospectus, we have participated in conferences with officers and other representatives of the Company, counsel for the Underwriter, representatives of the independent public accountants for the Company, and you, at which the contents of the Registration Statements, the Pricing Disclosure Package and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume

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responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statements and Prospectus and have not made any independent check or verification thereof (except as set forth in paragraph 8 and 9), on the basis of the foregoing, we advise you that (except as to (i) the financial statements, schedules and other financial data included in the Registration Statements or the Prospectus, and (ii) that part of each Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, as to which you have not asked us to express, and as to which we do not express, any views) no facts have come to our attention that would lead us to believe that (x) either Registration Statement (including the Annual Report, the Quarterly Report and the Incorporated Documents), as of the time it became effective under the Securities Act, or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (y) the Prospectus (including the documents incorporated by reference therein), at its date or at the date hereof, or (z) the Pricing Disclosure Package, as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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ANNEX II

Form of Opinion of Company’s General Counsel

1.     The statements under the captions “Executive Compensation” and “Certain Relationships and Related Transactions” in the Company’s Proxy Statement for the annual meeting of shareholders held on May 25, 2006 incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended by the Company’s Current Report on Form 8-K dated May 22, 2006 and incorporated by reference in the Prospectus, as amended or supplemented, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

2.     The execution, delivery and performance of the Underwriting Agreement, the Indenture, the Notes and the Guarantees and compliance by the Company and the Guarantors with all the provisions thereof and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states or jurisdictions outside the United States), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property;

3.     I do not know of (A) any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Prospectus and is not so described, or (B) any contract or other document which is required to be described in the Pricing Disclosure Package or the Prospectus or filed as an exhibit to either Registration Statement and is not so described or so filed;

4.     To my knowledge, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or comparable organizational documents and, to my knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound;

5.     To my knowledge, the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“Permits”), including without limitation, under any applicable Environmental Laws, as

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are necessary to own, lease and operate its respective properties and to conduct its respective business in the manner described in the Prospectus; to my knowledge, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Permit, except as in each case as would not, singly or in the aggregate, have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole; and, except as described in the Pricing Disclosure Package and the Prospectus, such Permits contain no restrictions that materially interfere with the business or operations of the Company or any of its subsidiaries as currently conducted.

Such opinion shall also recite that:

I assisted in collecting information requested by your counsel and outside counsel to the Company and responded to inquiries concerning the Company and its subsidiaries raised by such counsel, and I have reviewed the Registration Statements, the Pricing Disclosure Package and the Prospectus; although except as expressly set forth herein, I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statements, the Pricing Disclosure Package and the Prospectus, no facts have come to my attention that would lead me to believe that (except as to (i) financial statements, schedules and other financial data contained therein and (ii) that part of each Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, as to which I express no view), (x) either Registration Statement (including the documents incorporated by reference therein), as of the time it became effective under the Securities Act or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (y) the Prospectus (including the documents incorporated by reference therein), at its date or at the date hereof, or (z) the Pricing Disclosure Package, as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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ANNEX III

Form of Opinion of Special Connecticut Counsel to the Connecticut Guarantors

1.     Each of the Connecticut Guarantors (i) has been duly formed as a Connecticut statutory trust, (ii) is validly existing as a Connecticut statutory trust, (iii) is in good standing under the laws of the State of Connecticut and (iv) has the statutory trust power and authority required to carry on its business as it is described in the Registration Statements and the Prospectus.

2.     All of the issued and outstanding beneficial ownership interests in each of the Connecticut Guarantors have been duly and validly authorized and issued.

3.     The Indenture and the Guarantees have been duly authorized by all necessary statutory trust action of the Connecticut Guarantors and have been duly executed and delivered by the Connecticut Guarantors.

4.     The Underwriting Agreement has been duly authorized, executed and delivered by the Connecticut Guarantors.

5.     No consent or approval of, or notice to or filing with, any governmental authority or agency of the State of Connecticut under any provision of applicable Law is required by either Connecticut Guarantor in connection with the execution and delivery of the Indenture or the issuance of the Notes or making of the Guarantees by the Connecticut Guarantors pursuant to the Underwriting Agreement, except those already obtained or made or those described in the Prospectus.

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ANNEX IV

Issuer Free Writing Prospectus Included in the Pricing Disclosure Package

Filed Pursuant to Rule 433
Dated January 11, 2007
Registration Statement Nos. 333-126932 and 333-139916
Supplementing Preliminary Prospectus Supplement Dated January 9, 2007, and
Prospectus dated August 5, 2005

PRICING TERM SHEET

Issuer:	Iron Mountain Incorporated
Issue:	Euro Senior Subordinated Notes due 2018
Offering Size:	€225,000,000
Coupon:	6.75% per annum, payable semi-annually, April 15 and October 15, commencing April 15, 2007
Maturity:	October 15, 2018
Bund Benchmark:	3.750% due January 2017
Price to Public (Issue Price):	98.990%, plus accrued interest from October 17, 2006
Gross Proceeds:	€222,727,500
Gross Spread:	1.50%
All-in Price:	97.505%, plus accrued interest from October 17, 2006
Net Proceeds to Issuer:	€219,386,588 (before offering expenses and excluding accrued interest)
Optional Redemption:	Make-Whole Bund Rate + 75 bps until October 15, 2011
Call Prices:	10/15/11	103.375%
	10/15/12	102.250%
	10/15/13	101.125%
	10/15/14 and thereafter	100.000%
Equity Clawback:	Par plus the coupon until October 15, 2009 provided at least €50,000,000 aggregate principal amount of notes remain outstanding
Tax Redemption:	Par in the event the issuer is required to pay Additional Amounts as a result of a change in law
Minimum Denomination:	€50,000
Trade Date:	January 11, 2007
Settlement Date:	January 19,2007
Day Count Convention:	30/360
ISIN:	XS0282770675
Sole Bookrunner:	Bear, Stearns International Limited
Co-Managers:	Barclays Capital, HSBC, JPMorgan and The Royal Bank of Scotland
BNP Paribas, Calyon Securities (USA), HBOS and Lloyds TSB

The offering size disclosed in the preliminary prospectus supplement dated January 9, 2007 (the “Preliminary Prospectus Supplement”) was €175.0 million, rather than the €225.0 million we are issuing.  We intend to use the additional €47.0 million in net proceeds we will receive from the offering to repay amounts outstanding on our Iron Mountain term loan facility.  As a result, and giving pro forma effect to the other transactions described in “Capitalization” on page S-18 in the Preliminary Prospectus Supplement, we would have had $203,572 (in thousands) outstanding on our Iron Mountain term loan facility, rather than $263,221 (in thousands) disclosed in the “As Adjusted” column on page S-18 of the Preliminary Prospectus Supplement.  Our Iron Mountain term loans are senior to the notes.  No other amount will change in the “As Adjusted” column on page S-18 in the Preliminary Prospectus Supplement

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as a result of the increase in the notes being issued, except that (1) the amount outstanding of the 6-3/4% Euro Senior Subordinated Notes due 2018 increased from $259,919 to $320,476, (2) Total Long-Term Debt increased from $2,658,733 to $2,659,641, (3) Total Shareholders’ Equity decreased from $1,503,305 to $1,503,093, and (4) Total Capitalization increased from $4,162,038 to $4,162,734 (each dollar amount in clauses (1) to (4) of this sentence in thousands).

In addition, giving pro forma effect to this offering and the other transactions described in “Capitalization” on page S-18 in the Preliminary Prospectus Supplement, (1) the notes would have been subordinated to $232.5 million of our and our subsidiary guarantor indebtedness; and (2) the notes would have ranked equally with $1,947.4 million (includes $2.5 million of net premiums) of our and our subsidiary guarantor’s other senior subordinated debt and trade payables.

The last sentence on page S-12 of the Preliminary Prospectus Supplement is hereby replaced in its entirety with the following: “Our existing term loans and credit facilities would permit additional borrowings, under such facilities (subject to customary borrowing conditions) or otherwise, of up to $219.8 million as of September 30, 2006 assuming we had completed our October 2006 offering and this offering on September 30, 2006 and applied the net proceeds from these offerings as described under “Capitalization.”  Additional borrowings under such facilities would be, and other borrowings could be, senior to the notes and the subsidiary guarantees.”

In connection with the sale of the notes, Bear, Stearns International Limited (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of a Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes.

The issuer has filed two registration statements (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus included in the registration statements and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-803-9204.

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